                                                                Exhibit (a)(5.2)
[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------

                                 AUTOBYTEL INC.



                      OFFER TO EXCHANGE OUTSTANDING OPTIONS
              HAVING AN EXERCISE PRICE OF MORE THAT $4.00 PER SHARE
                                WITH NEW OPTIONS

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


SAFE HARBOR

COMMENTS MADE DURING THIS PRESENTATION ARE SUBJECT TO THE WRITTEN TERMS OF THE OFFER TO EXCHANGE, THE STOCK OPTION AGREEMENTS AND THE APPLICABLE STOCK OPTION PLAN UNDER WHICH THE NEW OPTIONS ARE GRANTED.

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


OFFER IS VOLUNTARY

         - Option holders are not required to exchange any options if they do not wish to participate

         - If an option holder chooses not to tender any options, existing options will remain outstanding and retain their current exercise price and current vesting schedule

         -    The decision to participate is up to option holders

         -    Autobytel is not advising you whether to accept the offer

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


OVERVIEW

- Eligible Option Holders will have the opportunity to exchange options with an exercise price of more than $4.00 for new options

- Option holders who participate must also tender (i) any options granted during the six month period prior to December 14, 2001 and (ii) any options granted during the offer

- Eligible Option Holders = All employees, officers and directors of Autobytel or its subsidiaries that hold eligible options

- Approximately six months after the options are cancelled, Autobytel will grant new options with an exercise price equal to market value of Autobytel's common stock on the new grant date

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


WHY NOT SIMPLY REPRICE THE CURRENT OPTIONS?

         -    would result in variable accounting for such options

         - may require Autobytel to record additional compensation expense for financial reporting purposes



WHY NOT JUST GRANT ADDITIONAL OPTIONS?

         - granting large numbers of new options would have a negative dilutive effect on our outstanding shares

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


WHY WON'T THE NEW OPTIONS BE GRANTED IMMEDIATELY AFTER THE EXPIRATION DATE OF THE OFFER?

         -    under the accounting rules, would be the same as repricing

         -    would result in variable accounting for such options

         - may require Autobytel to record additional compensation expense for financial reporting purposes

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


ELIGIBLE OPTION HOLDERS

- Any current employee or director of Autobytel or its subsidiaries holding options with an exercise price of more than $4.00 per share

- Must continue to be an employee or director of Autobytel or one of our subsidiaries through the date we grant the new options

- Persons who are not employees or directors on the date that new options are granted will not receive any new options in exchange for tendered options that have been accepted for exchange and cancelled

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


ELIGIBLE OPTIONS

         - all Autobytel options with an exercise price of more than $4.00 per share are eligible to be exchanged

         - Option holders who participate must also tender (i) any options granted during the six month period prior to December 14, 2001 and
              (ii) any options granted during the offer

         - ALL ELIGIBLE OPTIONS must be tendered if you wish to participate (no partial tenders)

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


ELIGIBLE OPTIONS - EXAMPLE # 1

If you hold                                      You must tender:
-----------                                      ---------------
-   30,000 options with an exercise              -   all 55,000 options
    price of $27.00,

-   10,000 options with an exercise
    price of $4.50; and

-   15,000 options with an exercise
    price of $3.50 per share granted
    between June 13, 2001 and
    December 14, 2001

And elect to participate
------------------------

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


ELIGIBLE OPTIONS - EXAMPLE #2

If you hold                                           You must tender:
-----------                                           ---------------
-   10,000 options with an exercise price of          -   the 10,000 options with an
    $4.50; and                                            exercise price of $4.50, but
                                                          you MAY NOT tender the
-   15,000 options with an exercise price of              15,000 options with an
    $3.50 granted prior to June 13, 2001                  exercise price of $3.50 per
                                                           share

And elect to participate
------------------------

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


ELIGIBLE OPTIONS - EXAMPLE #3

If you hold                                      Then:
-----------                                      ----
-   only 15,000 options with an exercise         -   you are not eligible to tender
    price of $3.50 per share                         any options

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


AUTOWEB OPTIONS ASSUMED BY AUTOBYTEL

         - Autoweb options that were UNVESTED when Autobytel assumed them as of August 14, 2001, will be deemed to have been granted as of August 14, 2001 (i.e., a date within the six- (6) month period prior to the commencement of the offer)

         - Autoweb options that were VESTED when Autobytel assumed them as of August 14, 2001 will be deemed to have been granted on the date that the Autoweb options were originally granted

         -    Accounting rules dictate this treatment

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


AUTOWEB OPTIONS - EXAMPLE #1

If you hold:                                     You must tender:
-----------                                      ---------------
-   10,000 options with an exercise price        -   All 10,000 options are eligible
    of $4.50 that were originally granted             to be exchanged
    under one of the Autoweb option plans
    prior to June 13, 2001, 5,000 of which
    were vested as of August 14, 2001 and
    5,000 of which were unvested as of
    August 14, 2001

And elect to participate
------------------------

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


AUTOWEB OPTIONS - EXAMPLE #2

If you hold:                                     Then:
-----------                                      ----
-   15,000 options with an exercise price        -   the 5,000 of the options with
    of $3.50 that were originally granted            an exercise price of $3.50 that
    under one of the Autoweb option                  were unvested as of August 14,
    plans prior to June 13, 2001, 10,000             2001 are eligible for exchange
    of which were vested as of August                ONLY IF you are exchanging the
    14, 2001 and 5,000 of which were                 options with an exercise price
    unvested as of August 14, 2001, AND              of $5.00

-   5,000 options with an exercise price
    of $5.00 per share

And elect to participate
------------------------

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


AUTOWEB OPTIONS - EXAMPLE #3

If you hold:                                     Then:
-----------                                      ----
-   8,000 options with an exercise price of      -   none of the options with an
    $2.75 that were originally granted under         exercise price of $2.75 per
    one of the Autoweb option plans prior to         share are eligible for exchange
    June 13, 2001, all of which were vested
    as of August 14, 2001

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


EXCHANGE RATIOS

       Exercise Price of Options Tendered              Exchange Ratio
       ----------------------------------              --------------
       $4.00 or less......................                 1 for 1
       $4.01 - $10.00.....................                .9 for 1
       More than $10.00...................                .1 for 1

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


EXCHANGE RATIOS - EXAMPLE

If  you tender:                                  You will receive
--------------                                   ----------------
-   20,000 options with an                       -   2,000 options in exchange for the 20,000
    exercise price of $15.00                         options

-   15,000 options with an                       -   13,500 options in exchange for the 15,000
    exercise price of $7.50; and                     options; and

-   10,000 options with an                       -   10,000 options in exchange for the 10,000
    exercise price of $3.50 per                      options
    share granted during the six
    (6) month period prior to
    the commencement date of the
    offer.

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


NEW OPTION GRANT DATE

         - the new options will be granted within 20 business days after the date which is at least six months after the date the tendered options are cancelled

         - unless the offer is extended, Autobytel expects to cancel old options on January 16, 2002

         -    the grant date of the new options will be no sooner than July 18,
              2002

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


EXERCISE PRICE OF NEW OPTIONS

         - The exercise price of the new options will be equal to the closing sales price of our common stock on the Nasdaq National Market on the date we grant the new options

         - If Autobytel's common stock is not listed on the Nasdaq National Market, the exercise price of the new options will be determined as provided for in the applicable Autobytel option plan

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


VESTING SCHEDULES FOR NEW OPTIONS

Employee Options

         - vested options - new options will vest 60% on the first business day which is six months and one day after the date of grant, with the remaining options vesting at a rate of 20% annually on the first and second anniversary of the grant date

         - unvested options - new options will vest at the rate of 50% annually on the first and second anniversary of the grant date

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


VESTING SCHEDULES FOR NEW OPTIONS

Non-Employee Director Options

         - vested - new non-employee director options will vest 50% on the date of grant, with the remaining 50% vesting on the first anniversary of the grant date

         - unvested - new non-employee director options will vest 100% on the first anniversary of the grant date

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


WHAT HAPPENS IF AUTOBYTEL IS ACQUIRED?

         - no current plans to enter into any merger, acquisition or other such transaction

         - in the event of a merger or similar transaction, Autobytel reserves the right to take any actions it deems necessary or appropriate to complete a transaction

         - this could include terminating the right to receive new options under the offer, in which case employees and directors who tendered options for exchange pursuant to the offer and whose options were cancelled would not receive new options to purchase our stock, or securities of the acquirer or any other consideration for their tendered and cancelled options

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


FUTURE OPTION GRANTS

- Autobytel may grant options during the time that the offer is open; however, any option holder who receives such options must tender them in order to participate in the offer

- Autobytel does not intend to grant any options to participants during the period from the expiration of the offer until a date that is at least six months and one day after the date that we cancel the tendered options pursuant to the offer

- After such time, Autobytel expects to grant options as circumstances warrant

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


EXPIRATION AND EXTENSION OF THE OFFER

         - The offer expires on January 15, 2002, at 5:00 p.m., Pacific time, unless extended

         -    Autobytel may, in its discretion, extend the offer at any time

         - If the offer is extended, then the grant date of the new options will also be extended

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


HOW TO PARTICIPATE

To participate, an option holder must:

         - deliver, before 5:00 p.m., Pacific time, on January 15, 2002, a properly completed and duly executed letter of transmittal and any other documents required by the letter of transmittal

         - if the offer is extended beyond January 15, 2002, these documents must be delivered before the extended expiration of the offer

[AUTOBYTEL LOGO]
--------------------------------------------------------------------------------


HOW TO WITHDRAW

         -    at any time before 5:00 p.m., Pacific time, on January 15, 2002

         - if the offer is extended, tendered options may be withdrawn at any time until 5:00 p.m., Pacific time on the new expiration date of the offer

         - to withdraw tendered options, an option holder must complete and sign a Notice to Withdraw

         - withdrawn options may be re-tendered only by again following the delivery procedures (i.e., submitting a new letter of transmittal)